Ex99.1

                                                                    Exhibit 99.1



                           ATLANTIC COMPONENTS LIMITED
                              FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001
                        WITH INDEPENDENT AUDITORS' REPORT



                                    CONTENTS

                                                                        PAGE
                                                                        ----
INDEPENDENT AUDITORS' REPORT                                              1

FINANCIAL STATEMENTS:
  Balance Sheets                                                          2
  Statements of Operations                                                3
  Statements of Stockholders' Deficit                                     4
  Statements of Cash Flows                                                5
  Notes to Financial Statements                                         6-18

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

Board of Directors
Atlantic Components Limited
Kowloon, Hong Kong

We have audited the accompanying balance sheets of Atlantic Components Limited as of December 31, 2002 and 2001, and the related statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Components Limited as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.



/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
January 8, 2004

                           ATLANTIC COMPONENTS LIMITED
                        BALANCE SHEETS AS OF DECEMBER 31,
                                     ASSETS

                                                                      2002                  2001
                                                               --------------------  --------------------
ASSETS

            CURRENT ASSETS:
Cash and cash equivalents                                                 $178,937               $54,537
Accounts receivable, net of allowance
  for doubtful accounts of $0 for 2002 and $205,166
  for 2001                                                               1,084,116             1,404,528
Accounts receivable, related parties                                     5,243,626             5,066,582
Inventories, net                                                           302,089               553,173
Recoverable income taxes                                                        --               280,903
Other current assets                                                        11,100                11,800
                                                               --------------------  --------------------

                                      Total current assets               6,819,868             7,371,523

PROPERTY, EQUIPMENT AND IMPROVEMENTS, net of accumulated                    45,301                57,865
depreciation and amortization
                                                                           350,000                    --
DEPOSITS                                                       --------------------  --------------------

                                                                        $7,215,169            $7,429,388
                                                               ====================  ====================


LIABILITIES AND STOCKHOLDERS' DEFICIT

       CURRENT LIABILITIES:

         Accounts payable                                               $3,815,645            $4,268,164
         Accrued expenses                                                  159,149               112,329
         Lines of credit                                                 1,992,574             2,244,583
         Current portion of long-term debt                                 710,094               641,026
         Income tax payable                                                 58,938                    --
         Other current liabilities                                          26,693                44,420
                                                               --------------------  --------------------

                                 Total current liabilities               6,763,093             7,310,522

Long-term debt, less current portion                                     1,071,503             1,780,303
                                                               --------------------  --------------------

                                         Total liabilities               7,834,596             9,090,825
                                                               --------------------  --------------------


COMMITMENTS AND CONTINGENCIES                                                   --                    --

     STOCKHOLDERS' DEFICIT:

         Common stock - no par, 3,000,000 shares
         authorized, issued and outstanding                                384,615               384,615

         Amount due from stockholder / director                           (624,351)             (679,485)
         Accumulated deficit                                              (379,691)           (1,366,567)
                                                               --------------------  --------------------

               Total stockholders' deficit                                (619,427)           (1,661,437)
                                                               --------------------  --------------------

                                                                        $7,215,169            $7,429,388
                                                               ====================  ====================

The accompanying notes form an integral part of these financial statements.

                           ATLANTIC COMPONENTS LIMITED
                            STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                        2002                 2001
                                                               --------------------  --------------------

NET SALES:
          Related parties                                          $    10,028,003       $     7,959,851
          Other                                                         75,546,677            54,267,148
          Less discounts to customers                                     (231,431)             (563,790)
                                                               --------------------  --------------------
                                                                        85,343,249            61,663,209

COST OF SALES                                                           81,591,046            58,513,506
                                                               --------------------  --------------------

GROSS PROFIT                                                             3,752,203             3,149,703

OPERATING EXPENSES:

          Selling                                                          204,837               261,757
          General and administrative                                     2,225,205             2,289,165
                                                               --------------------  --------------------

INCOME FROM OPERATIONS                                                   1,322,161               598,781

OTHER EXPENSES:

 Interest expense                                                         (213,589)             (355,054)
 Miscellaneous                                                             (10,640)               (5,435)
                                                               --------------------  --------------------

INCOME BEFORE INCOME TAXES                                               1,097,932               238,292

INCOME TAXES                                                               111,056                    --
                                                               --------------------  --------------------

NET INCOME                                                                 986,876               238,292
                                                               ====================  ====================

EARNINGS PER SHARE - BASIC AND DILUTED                             $          0.33       $          0.08
                                                               ====================  ====================

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED                    3,000,000             3,000,000
                                                               ====================  ====================


The accompanying notes form an integral part of these financial statements.

                           ATLANTIC COMPONENTS LIMITED

                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                             Common stock                Due from                             Total
                                                                       stockholder /     Accumulated      stockholders'
                                        Shares          Amount           director          deficit           deficit
                                     -------------   -------------    ----------------  ---------------   ---------------
    Balance at December 31, 2000        3,000,000        $384,615           $(741,396)     $(1,604,859)      $(1,961,640)

        Net increase in due from               --              --              61,911               --            61,911
          stockholder / director

                      Net income                                                               238,292           238,292
                                     -------------   -------------    ----------------  ---------------   ---------------

    Balance at December 31, 2001        3,000,000        $384,615           $(679,485)     $(1,366,567)      $(1,661,437)

        Net increase in due from               --              --              55,134               --            55,134
          stockholder / director

                      Net income               --              --                  --          986,876           986,876
                                     -------------   -------------    ----------------  ---------------   ---------------

    Balance at December 31, 2002        3,000,000        $384,615          $(624,351)       $(379,691)        $(619,427)
                                     =============   =============    ================  ===============   ===============


The accompanying notes form an integral part of these financial statements.

                           ATLANTIC COMPONENTS LIMITED
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                         2002               2001
                                                                   ----------------   -----------------

CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
    Net income                                                      $     986,876        $    238,292
                                                                   ----------------   -----------------

    ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
      PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
         Depreciation and amortization                                     23,571              19,345
         Bad debt                                                              --             205,166
         Change in inventory reserve                                     (412,821)            512,821
         Reduction of receivable due from stockholder / director
            as additional compensation                                    639,972             206,322

    CHANGES IN ASSETS AND LIABILITIES:
       (INCREASE) DECREASE IN ASSETS
         Accounts receivable - other                                      320,412               4,012
         Accounts receivable - related parties                           (177,044)         (2,626,545)
         Inventories                                                      663,905             (96,352)
         Recoverable income taxes                                         280,903            (280,903)
         Other current assets                                                 700             302,525
         Deposits                                                        (350,000)                 --

       INCREASE (DECREASE) IN LIABILITIES
         Accounts payable                                                (452,519)          1,926,270
         Accrued expenses                                                  46,820             (12,886)
         Income tax payable                                                58,938                  --
         Other current liabilities                                           (419)           (264,097)
                                                                   ----------------   -----------------
            Total adjustments                                             642,418            (104,322)
                                                                   ----------------   -----------------

            Net cash provided by operating activities                   1,629,294             133,970
                                                                   ----------------   -----------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
    Loans to stockholders                                                (584,838)           (144,411)
    Purchases of property, equipment and improvements                     (11,007)            (22,551)
                                                                   ----------------   -----------------

            Net cash used for investing activities                       (595,845)           (166,962)
                                                                   ----------------   -----------------

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
    Proceeds (repayments) on lines of credit                             (269,317)            210,651
    Payment on long term debt                                            (639,732)           (459,549)
                                                                   ----------------   -----------------

            Net cash used for financing activities                       (909,049)           (248,898)
                                                                   ----------------   -----------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      124,400            (281,890)

CASH AND CASH EQUIVALENTS, beginning of year                               54,537             336,427
                                                                   ----------------   -----------------

CASH AND CASH EQUIVALENTS, end of year                              $     178,937        $     54,537
                                                                   ================   =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

    Interest paid                                                   $     213,589           $ 355,054
                                                                   ================   =================

    Income tax paid                                                 $      67,418           $ 280,903
                                                                   ================   =================


The accompanying notes form an integral part of these financial statements.

                           ATLANTIC COMPONENTS LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001

(1)      Summary of Significant Accounting Policies:

         Business Activity:

                  Atlantic Components Limited ("the Company" or "Atlantic") was incorporated in Hong Kong on May 30, 1991 with limited liability. The principal activities of the Company are distribution of electronic components under the "Samsung" brandname which comprise DRAM and graphic RAM, FLASH, SRAM and MASK ROM for the Hong Kong and Southern China markets.

         Currency Reporting:

                  Amounts reported in the accompanying financial statements and disclosures are stated in U.S. Dollars, unless stated otherwise. The functional currency of the Company, which accounted for most of the Company's operations, is reported in Hong Kong dollars ("HKD"). Foreign currency transactions (outside Hong Kong) during the years ended December 31, 2002 and 2001 are translated into HKD according to the prevailing exchange rate at the transaction dates. Assets and liabilities denominated in foreign currencies at the balance sheet dates are translated into HKD at period-end exchange rates.

                  For the purpose of preparing these consolidated financial statements, the financial statements of Atlantic reported in HKD have been translated into United States Dollars at US$1.00=HKD7.8, a fixed exchange rate maintained between the two countries.

         Revenue Recognition:

                  Product sales are recognized when products are shipped to customers, title passes and collection is reasonably assured. Provisions for discounts to customers, estimated returns and allowances and other price adjustments are provided for in the same periods the related revenue is recorded which are deducted from the gross sales.

         Use of Estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents:

                  For purposes of the statements of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations. The Company had no cash equivalents at December 31, 2002 or 2001.

         Accounts Receivable:

                  The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $0 and $205,166 at December 31, 2002 and 2001, respectively.

         Inventories:

                  Inventories are stated at the lower of cost or market and are comprised of purchased computer technology resale products. Cost is determined using the first-in, first-out method. The reserve for obsolescence was decreased by $412,821 for 2002 and increased by $512,821 for 2001.

         Property, equipment and improvements:

                  Property and equipment are valued at cost. Depreciation and amortization are provided over the estimated useful lives of three to five years using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of the economic lives or the lease terms.

                  The  estimated  service  lives  of  property,   equipment  and
                  improvements are as follows:

                           Automobile                         3 1/3 years
                           Office equipment                   5 years
                           Leasehold improvements             5 years
                           Computers                          5 years

         Long-Lived Assets:

                  In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 relates to assets that can be amortized and the life can be determinable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

         Advertising:

                  The  Company   expenses   advertising   costs  when  incurred.
                  Advertising expense totaled $24,580 and $42,738 for the years ended December 31, 2002 and 2001, respectively.

          Income Taxes:

                  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         Fair Value of Financial Instruments:

                  The carrying amount of the Company's cash and cash equivalents, accounts receivable, lines of credit, accounts payable, and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

         Comprehensive Income:

                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2002 and 2001, the Company has no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

         Basic and Diluted Earnings Per Share:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic earnings per common share is computed by dividing net earnings available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per common share is computed similarly to basic earnings per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2002 and 2001, the Company did not have any dilutive common stock equivalents.

         Segment Reporting:

                  Based on the Company's integration and management strategies, the Company operated in a single business segment. For the years ended December 31, 2002 and 2001, all sales have been derived from Hong Kong and the South East Asia region.

         New Accounting Pronouncements:

                  In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets." In addition, this Statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact on the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                  In  December  2002,   the  FASB  issued   Statement  No.  148,
                  "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

                  In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this Statement did not have a material effect on the Company's financial position, results of operations, or cash flows.

                  In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

                  During October 2003, the FASB issued Staff Position No. FIN 46, deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46.

                  On December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), "Consolidation of Variable Interest Entities," (FIN-46R) primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46 that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. While FIN-46R modifies or clarifies various provisions of FIN-46, it also incorporates many FASB Staff Positions previously issued by the FASB. The Company has deferred the adoption of FIN 46 with respect to VIEs created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact to the Company's financial position, results of operations or liquidity resulting from the adoption of this interpretation.

                  In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

                  In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

                  In December 2003, the FASB issued Statement of Financial Accounting Standards (FAS) No. 132 (Revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits." This standard replaces FAS-132 of the same title which was previously issued in February 1998. The revised FAS-132 was issued in response to concerns expressed by financial statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under: FAS-87, "Employers' Accounting for Pensions"; FAS-88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits"; and FAS-106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised FAS-132 is effective for financial statements with fiscal years ending after December 15, 2003 and for interim periods beginning after December 15, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

(2)      Property, Equipment and Improvements:

         A summary is as follows:

                                                                          2002                 2001
                                                                          ----                 ----
               Office equipment                                     $       38,821       $      30,803
               Leasehold improvements                                        2,346                  --
               Furniture and fixtures                                        1,538               1,538
               Automobile                                                   58,408              57,766
                                                                    --------------       -------------

                                                                           101,113              90,107
               Less accumulated depreciation and amortization               55,812              32,242
                                                                    --------------       -------------

                                                                    $       45,301       $      57,865
                                                                    ==============       =============


         Depreciation and amortization expense for property, equipment, and improvements amounted to $23,571 and $19,345, for the years ended December 31, 2002 and 2001, respectively.

(3)      Line of Credit and Notes Payable:

         The Company has a $738,461 revolving line of credit with a bank with an outstanding balance of $737,785 at December 31, 2002 and $737,106 at December 31, 2001. For borrowings in Hong Kong dollars, the line of credit bears interest at the greater of (1) 0.5% over Hong Kong dollar prime rate or (2) 1% over the Hong Kong Interbank Offer Rate ("HIBOR".) For borrowings in foreign currency, the line of credit carries interest of 0.5% over the Base Rate. The line matured on March 31, 2002 and was renewed to March 31, 2004.

         The Company has a $248,718 revolving line of credit with a bank with an outstanding balance of $244,789 at December 31, 2002 and $227,477 at December 31, 2001. The line of credit bears interest at the greater of
         (1) 1% over Hong Kong dollar prime rate or (2) 1% over HIBOR. The line matured on March 31, 2002 and was renewed to March 31, 2004.

         The Company has import loan facilities totaling $1,282,051 with a bank with an outstanding balance of $1,010,000 at December 31, 2002 and $1,280,000 at December 31, 2001. For borrowings in Hong Kong dollars, the import loan facilities bear interest at 0.5% per annum over the bank's best lending rate and are payable monthly. This loan is due on demand.

         See Note 4 for the details for the security, collateral and guarantees under the debenture deed dated April 20, 2001.

(4)      Long-Term Debt:

         A summary is as follows as of December 31:

                                                                                           2002               2001
                                                                                           ----               ----
              Installment  loan  carrying  an  interest  of 0.75% over Hong Kong dollar  Prime  Rate  (5.75%  at  December  31,  2002 and  6.25% at
              December 31, 2001) to a bank  payable in monthly  installments  of
              $4,535 including interest
              through April 2007                                                      $     204,747     $      245,953

              Installment  loan carrying an interest of 1% over Hong Kong dollar
              Prime Rate (6% at December 31, 2002 and 6.5% at December 31, 2001) to a bank payable in monthly installments of $7,723 including interest through June

              2004                                                                          125,572            207,900

              Term loan  carrying  an  interest  of 0.75% over the  bank's  best lending rate (5.75% at December 31, 2002 and 6.25% at December 31,
              2001)  to a  bank  payable  in  monthly  installments  of  $35,897
              including interest through June 2005                                          846,188          1,215,536

              Accrued interest on previous term loan which was converted to a term
              loan carrying 0% to a bank, unpaid amount due June 2005                       156,825            156,825

              Term loan  carrying  an  interest  of 0.75% over Hong Kong  dollar
              Prime Rate (5.75% at December  31, 2002 and 6.25% at December  31,
              2001) to a bank payable in monthly installments including interest at the following schedule: $10,897 from May 2000 to April 2001, $13,718 from May 2001 to April 2002, $16,410 from May 2002 to
              April 2003,  $19,103 from May 2003 to April 2004, $21,923 from May
              2004 to March 2005, and the remaining

              balance due April 2005                                                        448,265            595,115
                                                                                      -------------      -------------
                                                                                          1,781,597          2,421,329

              Less current maturities                                                       710,094            641,026
                                                                                     --------------     --------------

                                                                                      $   1,071,503     $    1,780,303
                                                                                     ==============     ==============



         With respect to all of the above referenced debt and credit arrangements in Note 3, pursuant to a debenture deed dated April 20, 2001, the Company pledged its assets as collateral collectively to a bank group in Hong Kong comprised of Dah Sing Bank Limited, The Hong Kong and Shanghai Banking Corporation Limited and Overseas Trust Bank Limited for all current and future borrowings from the bank group by the Company. In addition to the above pledged collateral, the debt is also secured by:

         1. a personal guarantee given by Mr. Alan Chung-LunYang ("Mr. Yang") limited to HKD53,550,000 (approximately US$6,865,385), the sole beneficial stockholder, to the Hong Kong and Shanghai Banking Corporation Limited;

         2. a security interest in a residential property located in Hong Kong owned by an independent third party together with a joint and several guarantee given by Mr. Yang and an ex-director of the Company to Overseas Trust Bank; and

         3. a personal guarantee given by Mr. Yang for unlimited amount together with a key man life insurance policy on Mr. Yang for $1,000,000 and a personal guarantee to Dah Sing Bank Limited.

         A summary of the maturities of long-term debt at December 31, 2002 follows:

              Year ending December 31,
                  2003                                       $     710,094
                  2004                                             957,108
                  2005                                              49,120
                  2006                                              52,020
                  2007                                              13,255
                  Thereafter                                            --
                                                             -------------

                                                             $   1,781,597
                                                             =============

(5)      Income Taxes:

         Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly, a valuation allowance, in an amount equal to the net deferred tax asset as of December 31, 2002 and 2001, has been established to reflect these uncertainties. As of December 31, 2002 and 2001, the deferred tax asset before valuation allowances is approximately $16,000 and $80,613, respectively.

         Income tax provision amounted to $111,056 for 2002 and $0 for 2001 (an effective rate of 10.5% for 2002 and 0% for 2001). A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory Hong Kong federal income tax rate to income before income taxes is as follows:

                                                                                 2002              2001
                                                                                 ----              ----
               Computed tax at federal statutory rate (Hong Kong) of 16%  $      175,669    $      38,127
               Allowance for doubtful accounts                                   (32,826)          32,826
               Inventory reserve                                                 (66,051)          82,051
               Net operating loss carryforward                                         -          (60,909)
               Other temporary differences                                        34,264          (92,095)
                                                                          --------------    -------------

                                                                          $      111,056    $          --
                                                                          ==============    =============

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                          2002              2001
                                                                          ----              ----
               Deferred tax assets:
               Allowance for doubtful accounts                     $           --    $       32,826
               Inventory reserve                                           16,000            82,051
                                                                   --------------    --------------

                 Total deferred tax assets                                 16,000           114,877
                                                                   --------------    --------------

               Deferred tax liabilities:
               Other temporary differences                                     --           (34,264)
                                                                   --------------    --------------

                 Total deferred tax liabilities                                --           (34,264)
                                                                   --------------    --------------

               Net deferred tax assets before valuation allowance          16,000            80,613
               Valuation allowance                                        (16,000)          (80,613)
                                                                   --------------    --------------

               Net deferred tax assets                             $           --     $          --
                                                                   ==============     =============



(6)      Concentrations:

         The Company's distribution operations are dependent on the availability of an adequate supply of electronic components under the "Samsung" brand name which have historically been principally supplied to the Company by Samsung Electronics H.K. Co., Ltd. ("Samsung"), a subsidiary of Samsung Electronics Co., Ltd. The Company purchased 94% and 100% of materials from Samsung for the years ended December 31, 2002 and 2001, respectively. However, there is no written supply contract between the Company and Samsung HK and, accordingly, there is no assurance that Samsung HK will continue to supply sufficient electronic components to the Company on terms and prices acceptable to the Company or in volumes sufficient to meet the Company's current and anticipated demand, nor can assurance be given that the Company would be able to secure sufficient products from other third party supplier(s) on acceptable terms. In addition, the Company's operations and business viability is to a large extent dependent on the provision of management services and financial support by Mr. Yang. See note 4 for details of the service arrangement between the Company and Mr. Yang and Mr. Yang's support of the Company's banking facilities. At December 31, 2002 and 2001, included in accounts payable were $1,159,257 and $926,346, respectively, to Samsung. Termination of such distributorship by Samsung will significantly impair the continuation of the Company's business.

         During the years ended December 31, 2002 and 2001, 12% and 9%, respectively, of the sales were generated from Classic Electronic Ltd. ("Classic"), a related party (see Note 9 for additional discussion for related party transactions). As of December 31, 2002 and 2001, accounts receivable included $5,243,626 and $4,840,332, respectively, due from Classic which represented 83% and 75% respectively, of the total accounts receivable. Respectively, all amounts outstanding have been collected subsequent to year end.

         During the years ended December 31, 2002 and 2001, the Company earned approximately 82% and 80%, respectively, of its revenues from Medicare and Medi-Cal. At December 31, 2002 and 2001,

(7)      Retirement Plan:

         Under the Mandatory Provident Fund ("MPF") Scheme Ordinance in Hong Kong, the Company is required to set up or participate in an MPF scheme to which both the Company and employees must make continuous contributions throughout their employment based on 5% of the employees' earnings, subject to maximum and minimum level of income. For those earning less than the minimum level of income, they are not required to contribute but may elect to do so. However, regardless of the employees' election, their employers must contribute 5% of the employees' income. Contributions in excess of the maximum level of income are voluntary. All contributions to the MPF scheme are fully and immediately vested with the employees' accounts. The contributions must be invested and accumulated until the employees' retirement. The Company contributed $15,611 for 2002 and $39,764 for 2001.

(8)      Commitments:

         The Company leases its facilities. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of December 31, 2002:

                                                         RELATED PARTY        OTHER               TOTAL
                                                         -------------        -----               -----
              Year ending December 31,
                  2003                                   $      13,462    $      31,322     $      44,784
                  2004                                              --            6,768             6,768
                  2005                                              --               --                --
                  2006                                              --               --                --
                  2007                                              --               --                --
                                                         -------------    -------------     -------------

                             Total                       $      13,462    $      38,090     $      51,552
                                                         =============    =============     =============

         All leases expire prior to June 2004. Real estate taxes, insurance, and maintenance expenses are obligations of the Company. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be more than the amounts shown for 2002. Rent expense for the years ended December 31, 2002 and 2001 totaled $100,229 and $131,572, respectively. Rent expense paid to Classic Electronic Ltd., a related party, totaled $94,231 and $53,846, respectively, for the years ended December 31, 2002 and 2001.

(9)      Related Party Transactions:

         TRANSACTIONS WITH MR. YANG
         --------------------------

         As of December 31, 2002 and 2001, the Company had an outstanding receivable from Mr. Yang, the President and Chairman of the Board of Directors of the Company, totaling $624,351 and $679,485, respectively. These advances bear no interest and are payable on demand and are subordinated to HSBC bank. For the years ended December 31, 2002 and 2001, the Company loaned $584,838 and $144,411, respectively, to Mr. Yang, which are reflected in the outstanding balances as of December 31, 2002 and 2001, respectively.

         For the years ended December 31, 2002 and 2001, the Company recorded compensation to Mr. Yang of $732,280 and $298,630, respectively, and paid $92,308 and $92,308, respectively, to Mr. Yang as compensation to him. The respective unpaid amounts offset the amount due (from) to stockholder/director as of December 31, 2002 and 2001.

         During each of the years ended December 31, 2002 and 2001, the Company paid rent of $53,846 and $94,231 for Mr. Yang's personal residency as fringe benefits to him, and recorded such payments as compensation expense.

         TRANSACTIONS WITH CLASSIC ELECTRONIC LTD.
         -----------------------------------------

         During the years ended December 31, 2002 and 2001, the Company sold $10,007,267 and $5,665,945, respectively, to Classic Electronic Ltd. ("Classic"). The Company has not experienced any bad debt from this customer in the past. Pursuant to a written personal guarantee agreement, Mr. Yang personally guarantees up to $10 million oustanding accounts receivable from Classic.

         During the years ended December 31, 2002 and 2001, the Company purchased $3,266,005 and $0, respectively, from Classic, which offset the outstanding accounts receivable from Classic. As of December 31, 2002 and 2001, the Company had net outstanding accounts receivable from Classic totaling $5,243,626 and $4,840,332, respectively.

         The Company incurred and paid rent expense of $94,231 and $53,846, respectively, to Classic for the years ended December 31, 2002 and 2001.

         During the years ended December 31, 2002 and 2001, certain Classic's employees performed work on behalf of Atlantic and their salaries were allocated to Atlantic's operations and charged to expense in the accompanying financial statements. Such expense approximated $310,000 for each of 2002 and 2001.

         Classic maintains a bank account which does not charge fees on transactions in US dollars. As a result, Classic collected certain accounts receivable from Atlantic's customers on behalf of Atlantic if the accounts receivable needed to be settled in US dollars, at no charge to Atlantic.

         Effective September 30, 2003, Mr. Ben Wong, a director and shareholder of Classic, was elected as a director of Print Data Corporation, a parent of the Company effective September 30, 2003 (see Note 10, Subsequent Event).

         TRANSACTIONS WITH ACL TECHNOLOGY PTE LTD.
         -----------------------------------------

         During the years ended December 31, 2002 and 2001, the Company sold $616,305 and $0, respectively, to ACL Technology Pte Ltd. ("ACLT"). Outstanding accounts receivable totaled $0 as of December 31, 2002 and 2001. The Company has not experienced any bad debt from this customer in the past.

         During the years ended December 31, 2002 and 2001, the Company purchased $401,676 and $0, respectively, from ACLT. As of December 31, 2002 and 2001, the Company had outstanding accounts payable to ACLT totaling $0.

         During 2002, the Company sold inventory previously reserved as obsolete to ACLT. The inventory had an original cost of approximately $300,000 and was sold to ACLT at a substantial discount.

         Mr. Yang is the sole owner of ACLT.

         TRANSACTIONS WITH KADATCO COMPANY LTD.
         --------------------------------------

         During the years ended December 31, 2002 and 2001, the Company sold $20,736 and $2,293,906, respectively, to Kadatco Company Ltd. ("Kadatco"). Outstanding accounts receivable totaled $0 and $226,250 as of December 31, 2002 and 2001, respectively. The Company has not experienced any bad debt from this customer in the past.

         During the years ended December 31, 2002 and 2001, the Company purchased $11,340 and $148,595, respectively, from Kadatco. As of December 31, 2002 and 2001, the Company had outstanding accounts payable to Kadatco totaling $0 and $1,634, respectively.

         Mr. Yang is the sole owner of Kadatco.

(10)     Subsequent Event (unaudited):

         On September 8, Print Data Corporation ("Print Data") entered into a Share Exchange and Reorganization Agreement with Atlantic and Mr. Chung-Lun Yang ("Mr. Yang), the sole beneficial stockholder of Atlantic. Under the terms of the agreement, Print Data issued 22,380,000 of its shares to Mr. Chung-Lun Yang and 2,620,000 of its shares to certain financial advisors to Atlantic in exchange for 100% of the issued and outstanding shares of Atlantic's capital stock.

         The share exchange agreement closed and became effective on September 30, 2003. Upon the completion of this transaction, Atlantic became the wholly-owned subsidiary of Print Data, and became the owner of approximately 80% of Print Data's issued and outstanding shares of common stock. In addition, Print Data's directors and officers resigned and were replaced by directors and officers of Atlantic. For accounting purposes, the acquisition was accounted for as a reverse-acquisition, whereby Atlantic was deemed to have acquired Print Data.

         In connection with this transaction, Print Data entered into a Conveyance Agreement on September 30, 2003 with New Print Data Corp. ("NewCo"). Under the terms of this agreement, effective September 30, 2003, Print Data conveyed its historic operations of providing supplies used in a computer or office environment to NewCo, by assigning all of the assets and liabilities related to such operations to NewCo which accepted the assignment and assumed all such liabilities in exchange for 1,000,000 shares of common stock of NewCo.

         On October 1, 2003, Print Data entered into a Securities Purchase Agreement with the holders of Print Data's Series A Preferred Stock. Under the terms of this agreement, Print Data sold its 1,000,000 shares of NewCo common stock in exchange for the cancellation of the issued and outstanding 500,400 shares of Print Data's Series A Preferred Stock (representing 100% of Print Data's issued and outstanding preferred stock previously held by three preferred stockholders).